EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                       NOMURA ASSET SECURITIES CORPORATION

         THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

                                    ARTICLE I

         The name of the Corporation is Nomura Asset Securities Corporation (the "Corporation").

                                   ARTICLE II

         The address of the registered office of the Corporation in the State of Delaware is 15 East North Street, in the City of Dover, County of Kent. The name of the Corporation's registered agent at such registered office is Vanguard Corporate Services, Ltd.

                                   ARTICLE III

         The purpose for which the Corporation is organized is to engaged in only the following activities:

         (a) to acquire, own, hold, sell, transfer, assign, pledge, finance, refinance and otherwise deal with (i) loans secured by first or second mortgages, deeds of trust or similar lien on residential, including single-family and multi-family, commercial or mixed commercial and residential properties, shares issued by private non-profit housing corporations, or manufactured housing contracts, (ii) any participation interest in, security (in bond or pass-through form) or funding agreement based on, backed or collateralized by, directly or indirectly, any of the foregoing (the loans described in clause (a)(i) and the participation interests, securities and funding agreements described in clause (a)(ii), collectively, "Mortgage Loans"),
(iii) receivables and loan obligations, whether secured or unsecured, including, but not limited to, retail automotive, truck or manufactured housing installment sale contracts or loans or automotive, truck or manufactured housing leases, consumer or commercial loans or leases, credit card accounts, accounts receivable, corporate receivables, trade receivables, trade bills, boat and recreational vehicle loans, computer or other equipment loans or leases, mobile home loans and pads, construction equipment, dealer and floor plan financing notes, insurance policy loans, medical and health care receivables, municipal and other governmental leases, short-term notes secured by a lien on a small business or all or part of its assets, and loans to lesser-developed countries,
(iv) any participation interest in, security (in bond or pass-through form) or funding agreement based on, backed or collateralized by, directly or indirectly, any of the foregoing (the receivables and loans described in clause (a)(iii) and the participation interests, securities and funding agreements described in clause (a)(iv), collectively, "Receivables");

         (b) to authorize and issue one or more series (each, a "Pass-Through Series") of pass-through securities ("Certificates") pursuant to pooling and servicing agreements (each, a "Pooling and Servicing Agreement"), each of which Pass-Through Series (i) represents an ownership interest in Mortgage Loans or Receivables, related property and/or collections in respect thereof and (ii) may be structured to contain one or more classes or Certificates, each class having the characteristics specified in the related Pooling and Servicing Agreement, and to acquire, own, hold, sell, transfer, assign, pledge, finance or refinance one or more Certificates or classes of Certificates of any Pass-Through Series;

         (c) to establish one or more trusts ("Trusts") to issue, acquire, own, and hold one or more series (each, a "Bond Series") of debt obligations ("Bonds"), each issues pursuant to an indenture ("Indenture"), each of which Bond Series (i) is collateralized by Mortgage Loans, Receivables and any supplemental collateral (the "Supplemental Collateral"; Mortgage Loans, Receivables and Supplemental Collateral, collectively, the "Collateral") and/or related property and/or collections in respect thereof and (ii) may be structured to contain one or more classes of Bonds, each class having the characteristics specified in the related Indenture, and to acquire, own hold, sell, transfer, assign, pledge, finance or refinance one or more Bonds or classes of Bonds of any Bond Series; PROVIDED, HOWEVER, that the Bonds of any Bond Series have been rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies and, PROVIDED FURTHER, that the Bonds of any Bond Series other than the initial Bond Series issued by a Trust have been rated in the same or a higher rating category by the nationally recognized statistical rating agency or agencies that rated the initial Bond Series issued by such Trust;

         (d) to issue, acquired, assume, own, hold, sell, transfer, assign, pledge and finance indebtedness that (i) is subordinated to the Bonds; (ii) is nonrecourse to the Corporation and the related Trust other than to cash flow on the Collateral securing a Bond Series issued by the related Trust in excess of amounts necessary to pay holders of Bonds ("Bondholders") of such Bond Series;
(iii) does not constitute a claim against the Corporation to the extent that funds are insufficient to pay such indebtedness; and (iv) does not result in a lowering or withdrawal of the rating or ratings then assigned to the Bonds of any Bond Series issues by the Trust issuing such subordinated indebtedness, as confirmed in writing by the nationally recognized statistical rating agency or agencies rating such Bond Series:

         (e) (i) to establish one or more Trusts to engage in any one or more of the activities described in (a) and (d) above, each of which Trusts and any Trust formed to engaged in one or more of the activities described in (c) above may deliver to the Corporation certificates ("Trust Certificates") representing the ownership interest in the assets of such Trust, (ii) to acquire, own, hold, sell, transfer, assign, pledge, finance, and otherwise deal with any or all of the Trust Certificates in any Trust that it establishes and (iii) to act as settlor or depositor of such Trusts and to invest in or sell Trust Certificates; and

         (f) to engage in any other acts and activities and to exercise any powers permitted to corporations under the laws of the State of Delaware which are incidental to, or connected with the foregoing, and necessary, suitable or convenience to accomplish any of the foregoing.

                                   ARTICLE IV

         The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, per value $1.00 per share.

                                    ARTICLE V

         In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have power to adopt, amend, alter, add to or repeal from time to time the By-Laws of the Corporation without the assent or vote of the stockholders.

                                   ARTICLE VI

         Elections of directors need not be by ballot unless the By-Laws of the Corporation shall so provide.

                                   ARTICLE VII

         (a) The Corporation shall not take any of the following actions at any time that the Corporation is a holder of a class of Certificates of any Pass-Through Series that has rights subordinate to the rights of holders of Certificates of any other class of the same Pass-Through Series: (i) dissolve, liquidate, in whole or in part, or merge or consolidate with, or transfer substantially all of its assets to, any entity; PROVIDED, HOWEVER, that the Corporation may dissolve and liquidate in whole to, or may merge or consolidate with, or transfer substantially all of its assets to, any entity if (A) such liquidation, merger, consolidation or transfer is for the purpose of changing the State of incorporation of the Corporation or changing the form of organization through which the business of the Corporation is carried out, and
(B) such entity has provisions in its governing instruments identical in substance to the provisions of this Article VII; (ii) incur or assume any indebtedness, except such indebtedness which may be incurred or assumed in the ordinary course of conducting its activities in accordance with this Article VII or as permitted by Article III; or (iii) alter in any material manner or delete clause (a) of this Article VII without the consent of each rating organization rating any class of Certificates then outstanding.

         (b) Subject to the provision in clause (b)(iii) of this Article VII, the Corporation shall not, for so long as the Corporation owns more than 50% of the Trust Certificates relating to a Trust which has issued Bonds, without the prior written consent of Bondholders holding in the aggregate a majority of the outstanding principal amount of the Bonds of each Bond Series issues by such Trust, do any of the following:

                  (i) dissolve or liquidate, in whole or in part;

                  (ii) merge, consolidate with, or transfer substantially all of its assets to any other entity other than an entity having a certificate of incorporation or other organizational document containing provisions identical to the provisions of Article III hereof and clause (b) of this Article VII, except that the reference in clause (f) of Article III to Delaware may be changed to refer to another state of the United States; or

                  (iii) amend, alter in any manner or delete Article III;

PROVIDED, HOWEVER, that (A) the Corporation may amend or altar Article III hereof or this Article VII without obtaining such consent of such Bondholders in order to clarify the provisions of such Articles, if such amendment or alteration will not materially adversely affect the rights of the holders of the Bonds of any Bond Series issued by such Trust, (B) the Corporation may amend or alter Article III hereof for any reason without obtaining such consent of Bondholders if such amendment or alteration will not result in a lowering or withdrawal of the rating or ratings then assigned to the Bonds of any Bond Series issued by such Trust, as confirmed in writing by the nationally recognized statistical rating agency or agencies rating such Bonds Series, and
(C) notwithstanding the receipt of such consent of Bondholders, the Corporation may not amend or alter this Article VII (except pursuant to subclause (A) of this clause (iii)), unless such amendment or alteration will not result in a lowering or withdrawal of the rating or ratings then assigned to the Bonds of any Bond Series issued by such Trust, as confirmed in writing by the nationally recognized statistical rating agency or agencies rating such Bond Series.

                                  ARTICLE VIII

         Subject to the limitations in Article VII of this Certificate of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights and powers conferred upon stockholders, directors and officers herein are granted subject to this reservation.

                                   ARTICLE IX

         No director of the Corporation shall be personally liable to the Corporation or to its stockholders for monetary damages for any breach of such director's fiduciary duty as a director of the Corporation, provided that this
Article IX shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

                                    ARTICLE X

         The Corporation shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

                                   ARTICLE XI

         The Incorporator of the Corporation is Anna H. Glick, Esq., whose mailing address is c/o Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038.

         I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 8th day of June, 1992.

                                                    /s/ Anna H. Glick
                                                    ----------------------------
                                                    Anna H. Glick

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                       NOMURA ASSET SECURITIES CORPORATION

         NOMURA ASSET SECURITIES CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), does hereby certify as follows:

         FIRST, that resolutions were duly adopted by the Board of Directors of the Corporation setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, filed in the Office of the Secretary of State of Delaware on June 8, 1992, declaring said amendment to be advisable and that the written consent of the sole stockholder of the Corporation should be sought with respect thereto. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that Section VII of the Certificate of Incorporation of the Corporation be amended by adding the following clauses (c), (d), (e), (f) and
(g) at the end thereof:

         (c) So long as any Certificate remains outstanding, the Corporation:

                  (1) will (A) maintain and prepare financial reports, financial statements, books and records and bank accounts separate from those of its affiliates and any other person or entity and (B) will not permit any affiliate or any other person or entity independent access to its bank accounts;

                  (2) will not commingle the funds and other assets of the Corporation with those of any affiliate, any guarantor of any of the obligations of the Corporation (each, a "GUARANTOR"), or any affiliate of any Guarantor, or any other person or entity;

                  (3) shall conduct its own business and hold all of its assets in its own name;

                  (4) shall remain solvent and pay its debt and liabilities (including employment and overhead expenses) from its assets as the same shall become due;

                  (5) shall do all things necessary to observe corporate and other organizational formalities and preserve its existence as a single-purpose, bankruptcy-remote entity in accordance with the standards of the statistical rating organizations providing ratings on any Certificates, as such standards are in effect on the date of issuance of such Certificates;

                  (6) shall enter into transactions with affiliates only if each such transaction is commercially reasonable and on substantially similar terms as a transaction that would be entered into on an arm's length basis with a person or entity other than an affiliate of the Corporation;

                  (7) shall compensate each of its consultants and agents from its own funds for services provided to it;

                  (8) shall not guarantee, become obligated for, or hold itself or its credit out to be responsible for, or available to satisfy, the debts or obligations of any other person or entity or the decisions or actions respecting the daily business or affairs of any other person or entity;

                  (9) shall not (A) acquire obligations or securities of any affiliate or any of the stockholders of the Corporation or (B) buy or hold any evidence of indebtedness issued by any other person or entity, other than cash, investment-grade securities, Receivables and notes evidencing the indebtedness of a borrower under the related Mortgage Loan;

                  (10) will allocate fairly and reasonably and pay from its own funds the cost of (A) any overhead expenses (including the cost of any office space) shared with any affiliate of the Corporation and (B) any services (such as asset management, legal and accounting) that are provided jointly to the Corporation and one or more of its affiliates;

                  (11) will maintain and utilize separate stationery and invoices bearing its own name and allocate separate office space (which may be a separately identified area in office space share with one or more affiliates) and maintain a separate sign in the office directory of the building in which the Corporation maintains its principal place of business;

                  (12) shall not make any loans or advances to, or pledge its assets for the benefit of, any other person or entity, including, without limitation, any affiliate, Guarantor or any affiliate of any Guarantor;

                  (13) will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other person or entity;

                  (14) shall, in the event that any authorized officer knows of any misunderstanding regarding the separate identity of the Corporation, correct such misunderstanding;

                  (15) shall not identify itself or any of its affiliates as a division or part of any other person or entity;

                  (16) will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

                  (17) shall maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate, any Guarantor, or any affiliate or any Guarantor, or any other person or entity;

                  (18) shall not incur any indebtedness, other than indebtedness incurred in the ordinary course of the Corporation's business, or grant a security interest of any nature whatsoever in the Corporation's assets, other than pursuant to, or as set forth in, any documents relating to the issuance of any Certificates or Bonds; and

                  (19) shall not (A) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the properties or assets of the Corporation other than the transfer of Mortgage Loans or Receivables to a trust in connection with the issuance of Certificates or Bonds or in connection with a sale of Receivables, Mortgage Loans or other securities in the ordinary course of the Corporation's business, (B) merge or consolidate with or into any other business entity, (C) dissolve, wind up or liquidate or take any act or omission as a result of which the Corporation would be dissolved, would up or liquidated, in whole or in part, (D) engage in any business activity not described in Article III hereof, or (E) amend, modify, terminate or waive the Certificate of Incorporation or bylaws of the Corporation unless, with respect to the foregoing clauses (A) through (E), the Corporation shall have received written confirmation from each of the statistical rating organizations providing ratings on any Certificates or Bonds on the date of issuance of such Certificates or Bonds (each, a "RATING AGENCY") that such action, in and of itself, will not cause such Rating Agency to qualify, downgrade or withdraw any of its then-current rating for any Certificate or Bond.

                  (d) The Board of Directors of the Corporation shall have at least one duly Independent Director. For the purposes hereof, the term "INDEPENDENT DIRECTOR" means a director of the Corporation who is not at the time of initial appointment and has not been at any time during the preceding five (5) years: (i) a stockholder, director, officer, employee or partner of the Corporation or any of its affiliates; (ii) a customer, supplier or other person who derives more than 10% of its purchases or revenues from its activities with the Corporation or any affiliate of the Corporation; (iii) a person or other entity controlling or under common control with any such stockholder, partner, customer, supplier or other person, or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other person. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise.

                  (e) A unanimous affirmative vote of all of the Directors of the Corporation, including the affirmative vote of an Independent Director, shall be necessary to approve the taking of any Bankruptcy Action. For the purposes hereof, "BANKRUPTCY ACTION" means:

                           (1) taking any action that might cause the
                  Corporation to become insolvent;

                           (2) commencing any case, proceeding or other action
                  on behalf of the Corporation under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors;

                           (3) instituting proceedings to have the Corporation
                  adjudicated a bankrupt or insolvent;

                           (4) consent to, or acquiescing in, the institution of
                  bankruptcy or insolvency proceedings against the Corporation;

                           (5) filing a petition or consenting to a petition
                  seeking reorganization, arrangement, adjustment, or other relief on behalf of the Corporation of its debts under federal or state law relating to bankruptcy;

                           (6) seeking or consenting to the appointment of a
                  receiver, liquidator, assignee, trustee, sequester, custodian or any similar official for the Corporation or a substantial portion of its properties or assets;

                           (7) making any assignment for the benefit of the
                  Corporation's creditors; or

                           (8) taking any action in furtherance of any of the
                  foregoing.

                           (f) The Board of Directors shall not cause or permit
                  the Corporation to take any action which, under the terms of the Certificate of Incorporation, by-laws or any voting trust agreement with respect to any common stock, requires the unanimous written consent or affirmative vote of the Board of Directors of the Corporation unless at the time of such action there shall be at least one member who is an Independent Director.

                           (g) The Corporation shall not cause or permit the
                  transfer of any direct or indirect ownership interest in the Corporation such that the transferee owns more than a 49% interest in the Corporation, unless such transfer is conditioned upon the delivery of an acceptable non-consolidation opinion, concerning, as applicable, the Corporation, the transferee and/or their respective owners, to each trustee with respect to any Certificates or Bonds that are then outstanding and each Rating Agency providing ratings on any Certificates or Bonds that are then-outstanding.

         SECOND, that, thereafter, pursuant to a resolution of its Board of Directors, the written consent of the sole stockholder of the Corporation to said amendment was obtained on the 12th day of December, 1996.

         THIRD, that said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of its Certificate of Incorporation to be executed by its duly authorized officer this 12th day of December, 1996.

                                       NOMURA ASSET SECURITIES CORPORATION



                                      By: /s/ Perry Gershon
                                          -------------------------------
                                          Name: Perry Gershon
                                          Title: Authorized Officer

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       NOMURA ASSET SECURITIES CORPORATION


      ---------------------------------------------------------------------
                     PURSUANT TO SECTION 242 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE
      ---------------------------------------------------------------------


         Nomura Asset Securities Corporation (hereinafter called the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

         1. The Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of Delaware on June 8, 1992.

         2. ARTICLE I of the Certificate of Incorporation is amended to read as follows:

         The name of the Corporation is Capco America Securitization
Corporation.

         3. The aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this certificate to be signed by its Secretary this 5th day of August, 1998.

                                    NOMURA ASSET SECURITIES CORPORATION


                                    By: /s/ BARRY M. FUNT
                                        -------------------------------
                                        Name: Barry M. Funt
                                        Title: Secretary

[Corporate Seal]

                              RESIGNATION OF AGENT


         Vanguard Corporate Services, Ltd., located at 15 east North Street, City of Dover, Country of Kent, State of Delaware, was designated as registered agent of CAPCO AMERICA SECURITIZATION CORPORATION in accordance with the General Corporation Law of the State of Delaware, as amended.

         In accordance with the provisions of Section 136 of said statute, said Vanguard Corporate Services, Ltd. has caused this Certificate of Resignation and the Affidavit below to be prepared and executed by its President this 26th day of September, 2000.


                                           /s/ Fred Larison
                                           -------------------------
                                           Fred Larison
                                           President


STATE OF NEW YORK }
COUNTY OF ALBANY  }              ss:

         Fred Larison, being duly sworn, deposes and says that he is the President of Vanguard Corporation Services, Ltd., a corporation qualified in the state of Delaware. That on August 9, 2000, there was mailed a formal notice to CAPCO AMERICA SECURITIZATION CORPORATION, notifying said corporation, in accordance with the provisions of Section 136 of the General Corporation Law of the State of Delaware, that said Vanguard Corporation Services, Ltd., was resigning as registered agent of the aforesaid corporation in the State of Delaware.

         IN WITNESS WHEREOF, said Fred Larison has executed this affidavit this 26th day of September, 2000, in order that same may be filed for record with the Secretary of State of the State of Delaware.


                                           /s/ Fred Larison
                                           -------------------------
                                           Fred Larison
                                           President


Subscribed and sworn to before me
This 26th day of September, 2000

/s/ Paula J. Cole
-------------------------
Paula J. Cole
Notary Public

                                   CERTIFICATE

             FOR RENEWAL AND REVIVAL OF CERTIFICATE OF INCORPORATION

CAPCO AMERICA SECURITIZATION CORPORATION, a corporation organized under the laws of Delaware, the Certificate of Incorporation of which was filed in the office of the Secretary of State on the 8th day of June, 1992 and thereafter forfeited pursuant to Section 136(b) of the General Corporation Law of Delaware, now desiring to procure a revival of its Certificate of Incorporation, hereby certified as follows:

         1. The name of the corporation is CAPCO AMERICA SECURITIZATION CORPORATION.

         2. Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle and the name of its registered agent as such address is THE CORPORATION TRUST COMPANY.

         3. The date when revival of the Certificate of Incorporation of this corporation is to commence is the 4th day of November, 2000, the same being prior to the date of forfeiture of the Certificate of Incorporation. Revival of the Certificate of Incorporation is to be perpetual.

         4. This corporation was duly organized under the laws of Delaware and carried on the business authorized by its Certificate of Incorporation until the 5th day of November, 2000, at which time its Certificate of Incorporation became forfeited pursuant to Section 136(b) of the General Corporation Law of Delaware and this Certificate for Renewal and Revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of Delaware.

                  IN WITNESS WHEREOF, said CAPCO AMERICA SECURITIZATION CORPORATION in compliance with Section 312 of the General Corporation Law of Delaware has caused this Certificate to be signed by Matthew Bromberg, its last and acting Secretary, this 31st day of January, 2001.


                                           /s/ Matthew Bromberg
                                           -------------------------------
                                           By: Matthew Bromberg, Secretary

                                STATE OF DELAWARE
                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION

o FIRST: That at a meeting of the Board of Directors of CAPCO AMERICA SECURITIZATION CORPORATION resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbers "I" so that, as amended, said Article shall be and read as follows:

         "The name of the Corporation is Nomura Asset Acceptance Corporation (the "Corporation")."

o SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

o THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

o FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.


                                           By: /s/ Matthew Bromberg
                                               ------------------------
                                           Name:   Matthew Bromberg
                                           Title:  Secretary